Exhibit 99.3

PREMIER FINANCIAL BANCORP INC.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 3:00 a.m., EDT, on July 1, 2021.

Online
Go to **www.investorvote.com/PFBISpecial** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PFBISpecial

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, A VOTE "FOR" ITEM 2, AND A VOTE "FOR" ITEM 3.

Proposal	For	Against	Abstain
1. **APPROVAL OF MERGER WITH PEOPLES BANCORP INC.** A proposal to adopt and approve the Agreement and Plan of Merger dated as of March 26, 2021, by and between Peoples Bancorp Inc. and Premier Financial Bancorp, Inc.;	☐	☐	☐
2. **ADVISORY (Non-Binding) PROPOSAL ON EXECUTIVE COMPENSATION.** A proposal to approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Premier Financial Bancorp, Inc. in connection with the Merger.	☐	☐	☐
3. **OTHER BUSINESS.** A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Special Meeting Materials are available on-line at: http://www.edocumentview.com/PFBISpecial Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PFBISpecial qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — PREMIER FINANCIAL BANCORP, INC. + SPECIAL MEETING OF SHAREHOLDERS July 1, 2021 10:30 a.m. local time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KNOW ALL MEN BY THESE PRESENTS, the undersigned shareholder of PREMIER FINANCIAL BANCORP, INC. (“Company”), Huntington, West Virginia, does hereby nominate, constitute and appoint TONEY K. ADKINS and LLOYD G. JACKSON II or either of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Stock of the Company standing in my name on its books at the close of business on May 27, 2021, at the Special Meeting of Shareholders to be held at the Double Tree by Hilton Hotel, 1001 3rd Avenue, Huntington, West Virginia, on July 1, 2021, at 10:30 a.m. (eastern daylight time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present as follows: This proxy is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, then the above named proxies, or any one of them, will vote the shares represented “FOR” Item #1, “FOR” Item #2 and “FOR” Item #3 and in accordance with their discretion on any other business that may properly come before the meeting. Information regarding the matters to be acted upon at the meeting is contained in the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying this proxy. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below.